UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On March 17, 2014, Cancer Genetics, Inc. (the “Company”) announced that Elizabeth Czerepak, Chief Financial Officer, will resign effective March 31, 2014. In connection with Ms. Czerepak’s resignation, the Company and Ms. Czerepak have entered into a separation agreement. The separation agreement provides for severance benefits of, among other things: (i) one year’s salary of $250,000 payable over a period of nine months; (ii) a lump sum payment equal to $125,000, and (iii) the vesting of all stock options held by her will be accelerated and the expiration date on her options will be extended until December 31, 2014. She will also receive (i) her annual bonus of $125,000 for fiscal 2013 and (ii) a bonus of $25,000 for the first quarter of 2014

Appointment of New Chief Financial Officer

On March 17, 2014, the Company announced the appointment of Edward J. Sitar, age 53, as the Company’s new Chief Financial Officer effective April 1, 2014.

Prior to joining us, from January 2013 to December 2013, Mr. Sitar served as Chief Financial Officer – New Business of Healthagen, an Aetna company. Prior to Healthagen, from August 2010 to January 2013, Mr. Sitar served as Executive Vice President and Chief Financial Officer of ActiveHealth Management, Inc.an Aetna company. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately-held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for VitalSigns, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton.

The Company and Mr. Sitar entered into an employment agreement that provides for Mr. Sitar’s appointment as Chief Financial Officer of the Company effective April 1, 2014. The employment agreement provides for, among other things, (i) an annual base salary of $260,000, and (ii) eligibility for an annual cash bonus of up to 33.33% of his base salary. Pursuant to the terms of the employment agreement and subject continued employment and the adoption of a new equity plan or amendment to increase the shares available for issuance under the Company’s current equity incentive plan, the Company granted Mr. Sitar an option to purchase 90,000 shares of the Company’s common stock and 10,000 restricted shares of common stock. The option is scheduled to vest over a period of five years from the grant date of April 1, 2014 in twenty equal quarterly installments commencing July 17, 2014. The restricted stock will vest three equal annual installments. The employment agreement has an initial term through March 31, 2015, and automatically renews for additional one-year terms.

The descriptions of the separation agreement and employment agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the company’s annual report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 99.1 – Press release, dated March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ Panna Sharma
Name:	Panna Sharma
Title:	Chief Executive Officer

Date: March 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 17, 2014.